Exhibit 10.1

COMMON STOCK PURCHASE AGREEMENT

THIS COMMON STOCK PURCHASE AGREEMENT (this “Agreement”) is dated as of June 28, 2005 between i2 Technologies, Inc., a Delaware corporation (the “Company”) and R2 Investments, LDC, a Cayman Islands limited duration company (the “Investor”).

The Investor desires to purchase from the Company, and the Company desires to sell and issue to the Investor, 1,923,077 shares of the Company’s Common Stock, par value $.00025 per share (the “Shares”).

In consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions; Interpretation.

(a) For purposes of this Agreement, the following terms have the indicated meanings:

“Affiliate” means, as to any person (the “subject Person”), any other person that directly or indirectly through one or more intermediaries controls or is controlled by, or is under direct or indirect common control with, the subject Person. For the purposes of this definition, “control” when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, through representation on such person’s Board of Directors or other management committee or group, by contract or otherwise.

“Board” or “Board of Directors” means the board of directors of the Company.

“Business Day” means any day excluding Saturday, Sunday, and any day which is a legal holiday under the laws of the State of Texas or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close.

“Common Stock” means the Company’s common stock, par value $.00025 per share, and any securities into which such Common Stock is hereafter converted or exchanged.

“Governmental Agency” means any federal, state, local, foreign or other governmental agency, instrumentality, commission, authority, board or body and any market or exchange upon which the Common Stock is listed or quoted.

“Lien” means, with respect to any property, any mortgage or pledge, hypothecation, assignment, deposit arrangement, security interest, tax lien, financing statement, pledge, charge, or other lien, charge, easement, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

“Purchase Price” means $7.80 per Share.

“Registration Rights Agreement” means the Registration Rights Agreement between the Company and the Investor, dated as of June 3, 2004.

“Rights Agreement” means the Rights Agreement, dated as of January 17, 2002, between the Company and Mellon Investor Services, LLC, as amended.

ARTICLE II

ISSUANCE AND SALE OF STOCK

2.1 Number of Shares and Purchase Price. On the terms and subject to the conditions of this Agreement, at the Closing, the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company, in the aggregate, 1,923,077 shares for an aggregate purchase price of $15,000,000.

ARTICLE III

CLOSING; CLOSING DELIVERIES

3.1 Closing. Unless this Agreement shall have terminated pursuant to Article VIII, and subject to the satisfaction or waiver of the closing conditions for the Closing set forth in Article VII, the closing of the transactions contemplated hereby (the “Closing”) shall take place on a date specified by agreement between the Company and the Investor, but not later than the third Business Day after all of the conditions to the Closing set forth in Article VII (other than those that will be satisfied by the delivery of documents or tender of payment at the Closing) are either satisfied or duly waived. The date upon which the Closing occurs is referred to herein as the “Closing Date.”

3.2 Payment for and Delivery of Shares. At the Closing, the Company shall issue and deliver to the Investor a stock certificate duly executed and registered in the name of the Investor evidencing ownership of the number of Shares to be purchased by the Investor at the Closing against payment by the Investor of the Purchase Price to be paid by the Investor at the Closing by wire transfer of immediately available funds to the account designated by the Company in writing.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Investor that:

4.1 Authorization. The Company has the requisite corporate power and authority to enter into this Agreement and to perform all of the obligations of the Company hereunder. The Board of Directors of the Company, or a duly authorized committee of the Board of Directors of the Company, has taken all necessary action to approve this Agreement and to authorize the execution and delivery thereof by, and the performance by the Company of its obligations under, this Agreement. This Agreement has been duly executed and delivered in the name and on behalf of the Company.

4.2 Private Sale. Assuming the accuracy of the Investor’s representations contained herein, the offer, sale and issuance of the Shares hereunder does not require registration under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws.

4.3 Takeover Statutes. No “fair price,” “moratorium,” “control share acquisition,” “business combination,” “stockholder protection” or other form of anti-takeover statute or regulations enacted under Delaware law or under the law of any other jurisdiction, including, without limitation, Section 203 of the Delaware General Corporation Law, is or will be applicable to the execution, delivery or performance by the Company of this Agreement.

4.4 Registration Rights Agreement. The Company acknowledges and agrees that the Shares constitute “Registrable Securities” for purposes of the Registration Rights Agreement and the Investor shall be entitled to the benefit of the Registration Rights Agreement with respect to the Shares, and such Shares shall be treated in the same manner as all other Registrable Securities are treated under the Registration Rights Agreement (including the obligation to register the shares by the Registration Deadline set forth in the Registration Rights Agreement, as modified by Section 6.5 hereof).

4.5 Rights Agreement. Assuming the accuracy of the Investor’s representation contained in Section 5.5 hereof, neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will result in the occurrence of a “Stock Acquisition Date” or “Distribution Date” (in each case, as such term is defined in the Rights Agreement) or result in the Investor or any of its Affiliates becoming an “Acquiring Person” (as defined in the Rights Agreement). The Company has delivered to the Investor (i) the Company’s calculation, based in part on the Investor’s representation set forth in Section 5.5, of the beneficial ownership of the Investor in accordance with the terms of the Rights Agreement (the “Ownership Calculation”); and (ii) resolutions of the Board of Directors approving the Ownership Calculation for purposes of the Rights Agreement.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF INVESTOR

The Investor hereby represents and warrants to the Company as follows:

5.1 Authorization. The Investor has full power and authority to enter into this Agreement and has taken all action necessary to authorize the execution and delivery of this Agreement and the performance of it obligations hereunder.

5.2 Investment Intent of the Investor. The Investor is acquiring the Shares pursuant to this Agreement for investment and not with a view to the resale or distribution of such securities or any interest therein, without prejudice, however, to the Investor’s right, subject to compliance with this Agreement and the Registration Rights Agreement, at all times to sell or otherwise dispose of all or any part of such securities pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws. The Investor is acquiring the Shares hereunder in the ordinary course of business. Except as contemplated by the Registration Rights Agreement, the

Investor has no present agreement, undertaking, arrangement, obligation or commitment providing for the disposition of such Securities. The Investor has not been organized, reorganized or recapitalized specifically for the purpose of investing in such securities.

5.3 Status of Shares. The Investor has been informed by the Company that the Shares have not been and, except to the extent provided in the Registration Rights Agreement, will not be registered under the Securities Act or under any state securities laws and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering.

5.4 Sophistication and Financial Condition of the Investor. The Investor represents and warrants to the Company that it is an “Accredited Investor” as defined in Regulation D under the Securities Act and that it considers itself to be an experienced and sophisticated investor and to have such knowledge and experience in financial and business matters as are necessary to evaluate the merits and risks of an investment in the Shares. The Investor has been given access to such information regarding the Company and its Subsidiaries as it has requested and has had the opportunity to obtain additional information as desired and to ask questions and has received answers regarding such information in order to evaluate the merits and the risks inherent in holding the Shares. The facts set forth in the preceding sentence, shall not affect any representation or warranty in this Agreement or any condition to the obligations of the parties hereto.

5.5 Ownership of Shares. As of the date of this Agreement, and before giving effect to the Shares to be acquired hereunder, the Investor beneficially owns (i) 1,291,600 shares of Common Stock and (ii) 101,448 shares of the Company’s 2.5% Series B Convertible Preferred Stock (the “Series B Preferred Stock”).

5.6 Transfers of Shares. The Investor acknowledges that each certificate evidencing the ownership of Shares shall be imprinted with a legend substantially in the following form until such shares (i) are transferred or sold pursuant to an effective registration statement, (ii) are transferred or sold pursuant to an exemption from registration provided by Rule 144 under the Securities Act or (iii) may be transferred pursuant to Rule 144(k) (or any successor provision) under the Securities Act:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM. THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY THE SECURITIES.

ARTICLE VI

COVENANTS OF THE COMPANY AND THE INVESTOR

6.1 Form D; Blue Sky Qualifications; Press Release; Current Report on Form 8–K. The Company agrees with the Investor that the Company will, following the Closing:

(a) file a Form D with respect to the Shares issued at the Closing as required under Regulation D and to provide a copy thereof to the Investor promptly after such filing;

(b) take such action as the Company reasonably determines upon the advice of counsel is necessary to qualify the Shares issued at the Closing for sale under applicable state or “blue-sky” laws or obtain an exemption therefrom, and shall provide evidence of any such action to the Investor at the Investor’s request; and

(c) provide the Investor with a reasonable opportunity to review and comment on any press release or Form 8-K discussing this Agreement and the transactions contemplated hereby prior to the issuance or filing thereof. Thereafter, the Company shall timely file any filings and notices required by the Securities and Exchange Commission or applicable law with respect to the transactions contemplated hereby.

6.2 Further Action. Subject to the terms and conditions of this Agreement, the Company and the Investor shall use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. The Company shall pay all applicable fees of the Company and the Investor in connection with the filings required by this Section 6.2.

6.3 Rights Agreement. The Company agrees that (i) all future calculations of the beneficial ownership of the Investor for purposes of the Rights Agreement shall be done on the same basis as the Ownership Calculation; and (ii) it shall not, by further amendment or supplement to the Rights Agreement or otherwise, amend clause (iv) of the definition of “Acquiring Person” included in the Rights Agreement (or any of the definitions used in such clause (iv)) without the prior written consent of the Investor.

6.4 Conversion Price of Series B Preferred Stock. The Investor agrees that the conversion price (as defined in the Certificate of Designations for the Series B Preferred Stock) of the Company’s Series B Preferred Stock shall not be adjusted as set forth in Section 5(b) of the Certificate of Designations for the Series B Preferred Stock as a result of the issuance of Shares pursuant to this Agreement, and the Investor waives any right to have any such adjustment made as a result of the issuance of the Shares pursuant to this Agreement (regardless of when calculated).

6.5 Waiver of Registration Default. The Investor agrees (i) to waive the Registration Default that has occurred under Section 1(d) of the Registration Rights Agreement as a result of the failure of the Company to have had the Registration Statement covering the Registrable Securities declared effective by the Registration Deadline; and (ii) to amend the definition of “Registration Deadline” in Section 7(l) of the Registration Rights Agreement by replacing the words “the first anniversary of the Closing Date” with “September 30, 2005”. The provisions of this Section 6.5 shall be conditioned upon the consummation of the Closing and shall become effective only upon consummation of the Closing.

ARTICLE VII

CONDITIONS PRECEDENT

7.1 Conditions to Obligations of Investor at Closing. The obligation of the Investor to purchase the Shares at the Closing in accordance with Section 3.2 shall be subject to the satisfaction or waiver by the Investor of the following conditions precedent on or prior to the Closing Date:

(a) as of the Closing Date the representations and warranties made by the Company in Article IV hereof shall be true and correct in all respects (except that to the extent that any such representation or warranty relates to a particular date, such representation or warranty shall be true and correct in all respects as of that particular date) to the extent they are qualified by materiality, and to the extent not so qualified shall be true and correct in all material respects;

(b) the Company shall have fulfilled, performed or complied in all material respects with the covenants and conditions set forth in this Agreement that are required to be performed by the Company on or before the Closing Date;

(c) as of the Closing Date the Company shall have received all consents and approvals, including, without limitation, governmental and material third party consents or approvals that are required to be obtained in connection with the transactions contemplated under this Agreement;

(d) the following documents and items shall have been delivered to the Investor at the Closing:

(i) certificates evidencing ownership of the Shares purchased by the Investor, in each case duly executed and delivered by the Company; and

(ii) a certificate of a duly authorized officer of the Company dated as of the Closing Date certifying that (A) the closing conditions described in Section 7.1 have been satisfied, and (B) as to the resolutions of the Board of Directors attached thereto (which resolutions shall have, among other things, authorized all of the transactions contemplated by this Agreement, and approved this Agreement);

(e) The Board of Directors of the Company shall have delivered the Ownership Calculation and the resolutions referred to in Section 4.5, which resolutions shall be reasonably acceptable in form and substance to counsel for the Investor; and

(f) The Board of Directors of the Company shall have approved the transactions contemplated hereby (including for purposes of Section 203 of the Delaware General Corporation Law).

7.2 Conditions to Obligations of the Company. The obligation of the Company to sell and issue the Shares to the Investor at the Closing in accordance with Section 3.2 shall be subject to:

(a) the delivery by the Investor of the Purchase at the Closing in accordance with Section 3.2; and

(b) as of the Closing Date, the representations and warranties made by the Investor in Article V hereof being true and correct in all respects (except that to the extent that any such representation or warranty relates to a particular date, such representation or warranty shall be true and correct in all respects as of that particular date) to the extent they are qualified by materiality, and to the extent not so qualified shall be true and correct in all material respects.

ARTICLE VIII

TERMINATION

8.1 Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by the Investor, so long as the Investor is not in material breach of any covenant or agreement set forth in this Agreement, if there has been a material breach by the Company or any of its Subsidiaries of any covenant or agreement of the Company set forth in this Agreement, which breach is not cured to the reasonable satisfaction of the Investor within 15 days after notice thereof is received by the Company;

(b) by the Company, so long as the Company is not in material breach of any covenant or agreement set forth in this Agreement, if there has been a material breach by the Investor of any covenant or agreement of the Investor set forth in this Agreement which breach is not cured to the reasonable satisfaction of the Company within 15 days after notice thereof is received by Investor;

(c) by either the Company or the Investor if the Closing shall not have been consummated on or before the date that is 14 calendar days after the date of this Agreement; provided, that the party seeking to terminate this Agreement is not then in material breach of this Agreement.

The party or parties desiring to terminate this Agreement pursuant to any of clauses (a) through (c) above shall give written notice of such termination to the other parties.

8.2 Effect of Termination. If this Agreement is terminated as permitted by Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation of any party (or any stockholder, partner, director, officer, employee, agent, consultant or representative of such party) to the other parties to this Agreement, except that Article X shall continue in full force and effect and (ii) nothing herein will relieve any party from liability for any breach of any representation, warranty, agreement or covenant contained herein prior to such termination.

ARTICLE IX

SURVIVAL OF REPRESENTATIONS AND WARRANTIES

9.1 Survivability. All of the representations and warranties of the Company and the Investor contained in this Agreement shall survive the execution and delivery hereof and thereof and the issuance, sale and delivery of the Shares, and shall remain in full force and effect until the second anniversary of the Closing Date. All covenants and agreements of the Company and the Investor contained in this Agreement shall survive the execution and delivery hereof and thereof and the issuance, sale and delivery of the Shares, and shall remain in full force and effect in accordance with their respective terms.

ARTICLE X

GENERAL PROVISIONS

10.1 Public Announcements. Neither the Investor nor the Company shall make, or permit any agent or Affiliate to make, any public statements, including, without limitation, any press releases, with respect to this Agreement and the transactions contemplated hereby without the prior written consent of the other; provided, however, that in the case of announcements, statements, acknowledgments or revelations which either party is required by law to make, issue or release, the making, issuing or releasing of any such announcement, statement, acknowledgment or revelation by the party so required to do so by law shall not constitute a breach of this Agreement if such party shall have given, to the extent reasonably possible, not less than two (2) calendar days prior notice to the other party, and shall have attempted, to the extent reasonably possible, to clear such announcement, statement, acknowledgment or revelation with the other party. Each party hereto agrees that it will not unreasonably withhold any such consent or clearance.

10.2 Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns. Except as otherwise specifically provided herein, this Agreement shall not be assignable by the Company without the prior written consent of the Investor. The Investor shall be entitled to assign its rights and obligations under this Agreement to any Affiliate of the Investor without the consent of the Company and to any other person with the consent of the Company (such consent not to be unreasonably withheld) so long as such transferee(s) agree in writing to be bound by the terms of this Agreement.

10.3 Entire Agreement. This Agreement and each other writing referred to herein or delivered pursuant hereto constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior arrangements or understandings.

10.4 Notices. All notices, requests, consents and other communications provided for herein shall be in writing and shall be (i) delivered in person, (ii) transmitted by telecopy, (iii) sent by first-class, registered or certified mail, postage prepaid, or (iv) sent by reputable overnight courier service, fees prepaid, to the recipient at the address or telecopy number set forth below, or such other address or telecopy number as may hereafter be designated in writing by such recipient. Notices shall be deemed given upon personal delivery, seven days following deposit in the mail as set forth above, upon acknowledgment by the receiving telecopier or one day following deposit with an overnight courier service.

To the Company, to:

i2 Technologies, Inc.

One i2 Place

11701 Luna Road

Dallas, Texas 75234

Attention: General Counsel

Facsimile: 469.357.6893

With a copy, which shall not constitute notice to the Company, to:

Baker Botts L.L.P.

2001 Ross Avenue, Suite 700

Dallas, Texas 75201

Attention: Andrew M. Baker

Facsimile: 214.953.6503

To the Investor, to:

General Counsel

R2 Investments, LDC

C/o Amalgamated Gadget, L.P.

C/o Scepter Holdings, Inc.

301 Commerce Street

Suite 3200

Fort Worth, Texas 76102

Telephone: 817 332-9500

Telecopier: 817 332-9606

Email:	BusinessAffairs@acmewidget.com FINARB@acmewidget.com

With a copy, which shall not constitute notice to the Investor, to

Milbank, Tweed, Hadley & McCloy LLP

One Chase Manhattan Plaza

New York, NY 10005

Telephone: 212 530-5000

Telecopier: 212 530-5219

Attn: Thomas C. Janson

or, in each case, to such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

10.5 Amendment and Waiver. No amendment or waiver of any provision of this Agreement shall be effective, unless the same shall be in writing and signed by the Company and Investor. No such waiver shall operate as a waiver of, or estoppel with respect to, any subsequent or other failure. No failure by any party to take any action against any breach of this Agreement or default by any other party shall constitute a waiver of such party’s right to enforce any provision hereof or to take any such action.

10.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one agreement.

10.7 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Texas, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Texas or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Texas.

10.8 No Third Party Beneficiaries. Except as specifically set forth or referred to herein, nothing herein is intended or shall be construed to confer upon any person or entity other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

10.9 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Common Stock Purchase Agreement as of the date first above written.

“COMPANY”

i2 Technologies, Inc.

By:	/s/ Robert Donohoo
Its:	General Counsel

“INVESTOR”

R2 Investments, LDC

By:	Amalgamated Gadget, L.P., as its Investment Manager

By:	Scepter Holdings, Inc., its General Partner

By:	Geoffrey Raynor
Its:	President